UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2018

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2018, Cinedigm Corp. (the “Company”) entered into a term loan agreement (the “Loan Agreement”) with Bison Global Investment SPC for and on behalf of Global Investment SPC-Bison Global No. 1 (the “Lender”), pursuant to which the Company borrowed from the Lender $10,000,000 (the “Loan”). The Loan has a one (1) year term that may be extended by mutual agreement of Bison and the Corporation and bears interest at 5% per annum, payable quarterly in cash,. The principal is payable upon maturity. The Loan is unsecured and may be prepaid without premium or penalty at the election of the Company or upon demand of the Lender, and contains customary covenants, representations and warranties. The proceeds of the Loan will be used to prepay the 2017 Loan, as defined below. The Loan is evidenced by a note dated as of July 20, 2018 (the “Note”). On July 20, 2018, the Corporation also entered into a side letter (the “Letter”) with Bison Entertainment and Media Group (“BEMG”), pursuant to which BEMG agreed to make immediate payment directly to the Lender of any amount due if (i) the Loan matures prior to June 28, 2021 or (ii) the Lender demands payment of the Loan, in whole or in part, by the Lender prior to maturity.

On July 20, 2018, the Company entered into a termination agreement (the “Termination Agreement”) with respect to the term loan agreement (the “2017 Loan Agreement”) with BEMG, pursuant to which the Company had borrowed from BEMG $10,000,000 (the “2017 Loan”). Pursuant to the Termination Agreement, an amount equal to the outstanding principal and accrued and unpaid interest thereon was paid in full, and the 2017 Loan Agreement was terminated, on July 23, 2018. No early payment penalties were incurred.

The Loan, offset by the concurrent payoff and termination of the 2017 Loan, did not result in any increase to the Company’s outstanding debt balance.

The foregoing descriptions of the Loan Agreement, the Note, the Letter and the Termination Agreement are qualified in their entirety by reference to such documents, which will be filed in accordance with SEC rules and regulations.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 26, 2018

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President of Digital Cinema, General Counsel & Secretary

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